Exhibit 10.57

                           ESCROW AGREEMENT AMENDMENT


THIS AGREEMENT made as of August 1, 2002

BETWEEN:

MOVING BYTES INC. (formerly E*Comnetrix Inc.), a company continued under the Canada Business Corporations Act, having an office at 2000 Powell St., Ste. 1205, Emeryville, California, USA 94608 ("Moving Bytes") - and -

MARK SMITH, businessman, of 220 South Rock Road #9, Reno, Nevada, U.S.A. 89502, ("Smith") - and -

J. ERIK MUSTAD, businessperson, of 154 Bret Harte Road, San Rafael, California 94901 ( the "Escrow Agent"),

WITNESSES THAT WHEREAS:

A. Moving Bytes, Smith and Escrow Agent (collectively, the "Transaction Parties") have entered into an agreement dated February 28, 2002 pursuant to which 1,000,000 units (the "Units") consisting of one common share in the capital of Moving Bytes (the "Shares") and one non-transferable share purchase warrant entitling Smith to purchase one additional common share in the capital of Moving Bytes (the "Warrants") were deposited in escrow with the Escrow Agent to be released under certain terms and conditions (the "Escrow Agreement");

C. The parties wish to amend the Escrow Agreement subject to the following terms and conditions (the Amendment");

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the recitals, the following agreements, the payment of One Dollar ($1.00) made by each party to the other, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each party, the parties agree as follows:

1. Paragraph 2.2(b) of the Escrow Agreement be deleted and the following be substituted therefore:

2.2(b) subsequent to the date the Shares and Warrants are issued (the "Issue Date"), that Moving Bytes Inc. (formerly E*Comnetrix Inc.) reports two consecutive fiscal quarters of positive earnings before interest, taxes, depreciation and amortization charges once all non-cash expenses are removed from the calculation of earnings;

2. In all other respects, all representations, covenants, clauses, agreements, provisions, stipulations, conditions, powers, matters and things whatsoever contained in the Escrow Agreement are ratified by the parties and will remain in full force and effect.

3. This Amendment and each of its terms and provisions will enure to the benefit of and be binding upon the parties to this agreement and their respective heirs, executors, administrators, personal representatives, successors and assigns.

4. This Amendment constitutes the entire agreement between the parties with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties with respect to the matters contained herein. There are no representations, warranties, forms, conditions, undertakings or collateral agreements, express, implied or statutory between the parties other than as expressly set forth in this Amendment and the Escrow Agreement.

4. This Amendment may be executed in as many counterparts as may be necessary or by facsimile and each such facsimile or counterpart so executed will be deemed to be an original and such counterparts together will constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the date as set out on the first page of this Amendment.

IN WITNESS WHEREOF the parties hereto have executed this Amendment.

MOVING BYTES INC.

By:      /s/ J. Erik Mustad
         --------------------------------------------
         J. Erik Mustad
         Director, Chief Executive Officer


By:      /s/ Jim Miller
         --------------------------------------------
         Jim Miller
         Director




By:      /s/ J. Erik Mustad
         --------------------------------------------
         J. Erik Mustad, Escrow Agent


         /s/ Mark Smith
         --------------------------------------------
         Mark Smith